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                                                                   EXHIBIT 10.57

                                                                     OREGON
                                                                     HOUSING AND
                                                                     COMMUNITY
                                                                     SERVICES
December 18, 1995                                                    DEPARTMENT


Nationwide Health Properties, Inc.
4675 MacArthur Court
Suite 1170
Newport Beach, California 92660
Attention: Mr. T. Andrew Stokes


Crossings International Corporation
1201 Pacific Avenue, Suite 1800
Tacoma, Washington 98402
Attention: Mr. Richard W. Boehlke


New Crossings International Corporation
1201 Pacific Avenue, Suite 1800
Tacoma, Washington 98402
Attention: Mr. Richard W. Boehlke


         Re:  Albany Residential Center Facility


Dear Messrs. Stokes and Boehlke:

         This letter agreement dated December 18, 1995 (this "Agreement") is made in reference to that certain Assumption Agreement dated December 18, 1995 (the "Assumption Agreement"), by and among Crossings International Corporation, a Washington corporation, New Crossings International Corporation, a Nevada corporation ("New Crossings"), the Oregon Housing and Community Services Department, State of Oregon (the "Department"), and Nationwide Health Properties, Inc., a Maryland corporation ("NHP"), relating to the Albany Residential facility (the "Development"). Initially capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Assumption Agreement.

         In connection with: (a) the sale and conveyance by Crossings of the Development to NHP pursuant to that certain Purchase and Sale Agreement dated as of December 15, 1995, by and among Crossings, as seller, New Crossings, as lessee, and NHP, as

                                                          [STATE OF OREGON SEAL]

Side Letter Agreement - Albany Residential Center Facility
             ______________________________________________________
                  1600 State Street, Salem, Oregon 97310-0302
             (503) 986-2000  FAX (503) 986-2020  TTY (503) 986-2100

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buyer; (b) the lease by NHP of the Development to New Crossings (the "Lease
Transaction") pursuant to that certain Lease and Security Agreement dated as of December 15, 1995, between NHP, as landlord, and New Crossings, as tenant (the "Lease"); and (c) the terms and conditions of the Assumption Agreement, the Department, Crossings, New Crossings and NHP hereby agree as follows:

         (1) The Department hereby consents to the Lease Transaction and agrees to accept performance by New Crossings, as tenant under the Lease, of the management and maintenance of the Development, and the performance of all non-monetary obligations of NHP under the Loan Documents.

         (2) In the event of any default by New Crossings with respect to the non-monetary obligations under the Loan Documents, the Department shall deliver written notice thereof to NHP. Provided that NHP is diligently pursuing its remedies under the Lease to cause New Crossings to cure such default (which remedies may include commencement of eviction or lease termination proceedings), and provided that NHP remains current on all obligations under the Loan Documents which can be fully performed by the payment of money, NHP shall have a 90 day period within which to complete such cure and/or terminate the Lease and relet the Development or contract for the management of the Development with another operator. Such 90 day period shall be subject to extension by reason of delays beyond the reasonable control of NHP, such as (but not limited to) bankruptcy or other legal proceedings involving Crossings. During such cure period, as a condition to maintaining such cure period, NHP shall maintain the Development in a manner designed to protect the Development and its inhabitants. In the event NHP shall fail to cure any maintenance problem within 30 days of receiving notice thereof from the Department, the Department shall be entitled to exercise its remedies under the Loan Documents. Any such new tenant or manager shall be subject to the approval of the Department. Upon approval by the Department of such new tenant or manager, such new tenant or manager shall file with the Department a Management Agreement in form and content satisfactory to the Department, and the performance of the new tenant or manager shall be substituted for New Crossings.

         (3) Notwithstanding any provision in the Assumption Agreement to the contrary, NHP and New Crossings shall be free to amend the Lease without the approval of the Department so long as any such amendment does not modify the terms of the Loan Documents.

         (4) NHP shall copy the Department on any and all notices relating to the initiation of the termination of the Lease. In the event NHP terminates the Lease in the exercise of





Side Letter Agreement - Albany Residential Center Facility
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its remedies under the Lease, the Third Management Agreement shall be deemed terminated and, upon approval by the Department of a new tenant or manager pursuant to Paragraph (2) above, such new tenant or manager shall file with the Department a Management Agreement in form and content satisfactory to the Department, and the performance of the new tenant or manager shall thereupon be substituted for New Crossings.

         (5) Notwithstanding any provision of Article V of the Assumption Agreement to the contrary, in the event the Department exercises its right to terminate the Third Management Agreement, NHP shall have the same cure period and rights as provided in Paragraph (2) above to relet the Development to or contract with a new tenant or manager for the management of the Development, which new tenant or manager shall be subject to the approval of the Department.

         (6) Any failure by Crossings to furnish the Department financial statements in accordance with Section IV of the Assumption Agreement shall constitute a default of a non-monetary obligation within the contemplation of Paragraph (2) above and shall give rise to the cure rights of NHP as provided in Paragraph (2).

         (7) In the event of a default under the Loan Documents by NHP, which default continues without cure following all applicable cure periods: (a) the Department, in the exercise of its rights and remedies under the Loan Documents, shall not seek a deficiency judgment against Crossings or New Crossings following a foreclosure and sale of the Development; and (b) the Department may terminate the Lease.

         (8) The Department acknowledges that it has been advised of the appointment of a receiver with respect to The Palms, a facility owned by Crossings, and the Department hereby waves any default under the Loan Documents which may result from such appointment of a receiver.

         (9) The Department acknowledges that any provisions of the Loan Documents dealing with the following shall have no applicability to Crossings or New Crossings: (a) limitations on the transferability of their respective shares of stock; (b) restrictions on the business or businesses in which they may respectively engage; or (c) granting the Department the right to appoint officers of Crossings or New Crossings, or any members of their respective Boards of Directors.

         (10) This Agreement may be signed in any number of counterparts, each of which shall be considered an original but





Side Letter Agreement - Albany Residential Center Facility
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all of which shall be considered to be one and the same instrument.

                                          Sincerely,

                                          OREGON HOUSING & COMMUNITY
                                          SERVICES DEPARTMENT


                                          /s/ Pauline Phillips
                                          --------------------------------------
                                          Manager, Asset and Property Management





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Accepted and agreed as of December __, 1995, by:

Nationwide Health Properties, Inc.

By /s/ J. Andrew Stokes
   ----------------------------
Its Vice President
   -----------------------

Accepted and agreed as of December 13, 1995, by:

Crossings International Corporation, Inc.


By /s/
   ----------------------------
Its President
   -----------------------


Accepted and accepted as of December 13, 1995, by:

New Crossings International Corporation, Inc.

By /s/
   ----------------------------
Its President
   -----------------------





Side Letter Agreement - Albany Residential Center Facility